Exhibit 10.3

SECOND AMENDMENT TO AMENDED AND RESTATED
ADVISORY AGREEMENT OF
PHILLIPS EDISON GROCERY CENTER REIT III, INC.

This Second Amendment (this “Amendment”) dated as of May 8, 2019, to the Amended and Restated Advisory Agreement (the “Advisory Agreement”), dated as of May 8, 2018, by and among Phillips Edison Grocery Center REIT III, Inc., a Maryland corporation (the “Company”), Phillips Edison Grocery Center Operating Partnership III, L.P., a Delaware limited partnership (the “Operating Partnership”), and PECO-Griffin REIT Advisor, LLC, a Delaware limited liability company (the “Advisor”). Capitalized terms used but not defined herein will have the meanings ascribed to such terms in the Advisory Agreement.
WHEREAS, the Company, the Operating Partnership and the Advisor previously entered into the Advisory Agreement; and
WHEREAS, pursuant to Article XXII of the Advisory Agreement, the Company, the Operating Partnership and the Advisor desire to amend the Advisory Agreement in order to extend the term of the Advisory Agreement for an additional year;
NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Advisory Agreement is hereby amended as follows:

1.	Amendment to Section 14.1. Section 14.1 of the Advisory Agreement shall be deleted in its entirety and replaced as follows:

Section 14.1 Term. This Advisory Agreement shall continue in force until May 8, 2020.  Thereafter, this Advisory Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. The Company, acting through the Board, will evaluate the performance of the Advisor annually before renewing the Advisory Agreement, and each such renewal shall be for a term of no more than one year.

2.
Limited Effect; No Modifications. This Amendment is effective as of the date first set forth above. The amendment set forth above shall be limited precisely as written and relate solely to the provisions of the Advisory Agreement in the manner and to the extent described above. Except as expressly set forth herein, nothing contained in this Amendment will be deemed or construed to amend, supplement or modify the Advisory Agreement or otherwise affect the rights and obligations of any party thereto, all of which remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

Phillips Edison Grocery Center REIT III, Inc. By: /s/ Devin I. Murphy______ Name: Devin I. Murphy_____________ Title: Chief Financial Officer_________

Phillips Edison Grocery Center Operating Partnership III, L.P.

By: Phillips Edison Grocery Center OP GP III LLC, its general partner

By: /s/ Devin I. Murphy
Name: Devin I. Murphy_____________
Title: Chief Financial Officer_________

PECO-Griffin REIT Advisor, LLC By: Phillips Edison NTR III LLC, its managing member By: /s/ Devin I. Murphy_______ Name: Devin I. Murphy_____________ Title: Vice President________________